CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Form 8-K/A Amended Current Report of our reports dated, June 2, 2000 and August 24, 2000 relating to the financial statements of International Long Distance Corporation, which appears in such Amended Filing.



Laney Boteler & Killinger


Atlanta, Georgia
November 13, 2000